EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of June, 2021.

Avenir Latch Investors, LLC
By: Avenir Management Company, LLC, its manager

By:	/s/ Russell L. Barbour
Name: Russell L. Barbour
Title: Chief Operating Officer

Avenir Latch Investors II, LLC
By: Avenir Management Company, LLC, its manager

By:	/s/ Russell L. Barbour
Name: Russell L. Barbour
Title: Chief Operating Officer

Avenir Latch Investors III, LLC
By: Avenir Management Company, LLC, its manager

By:	/s/ Russell L. Barbour
Name: Russell L. Barbour
Title: Chief Operating Officer

Avenir Management Company, LLC

By:	/s/ Russell L. Barbour
Name: Russell L. Barbour
Title: Chief Operating Officer

/s/ James M. Reynolds, IV
Name: James M. Reynolds, IV

/s/ Andrew Sugrue
Name: Andrew Sugrue